NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS


   To be held February 1, 2002


The 2001 Annual Meeting of Shareholders of DiaSys
Corporation (the "Company") will be held on Friday, February 1, 2002 at 10:00 A.M. in the
Brass City Room, Second Floor,  of the Sovereign
Bank Building, 81 West Main Street Waterbury,
Connecticut 06702-2115. Please use the entrance located at 24 Leavenworth Street. The following business will be conducted:


1. 	To elect a Board of six (6) Directors;

2. 	To ratify the appointment of Wiss &
Company, LLP as the independent public
accountants of the Company for the fiscal year ending June 30, 2002; and,

3. 	To transact such other business as may
properly come before the meeting or
any adjournment thereof:


Only shareholders of record at the close of business on December 7, 2001 will be entitled to vote at the meeting. A list of shareholders eligible to vote will be available for inspection at the meeting and during business hours from December 18, 2001 to the date of the meeting on February 1, 2002.

Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed within the United
States.


By order of
the Board of
Directors

Conard  R.Shelnut,
Secretary










 		81 West Main Street
      	Waterbury, CT 06702-2115
     	December 7, 2001


    IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
COMPLETED AND PROMPTLY RETURNED.







PROXY STATEMENT

December 7, 2001

This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DiaSys Corporation (the "Company") for use at the Annual Meeting of its shareholders to be held on Friday, February
1, 2002 at 10:00 A.M. in the Brass City Room (2nd
Fl.) in the Sovereign Bank Building, 81 West Main
Street Waterbury, CT 06702-2115.

Shareholders may cast their vote at the meeting either in person or by proxy. All properly executed and un-revoked proxies on the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and approval of the other proposals set forth in the Notice of Annual Meeting of shareholders of the Company. The Board of Directors of the Company knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his or her proxy and vote in person.

The Annual Report of the Company as filed with the Securities and Exchange Commission on report Form
10-KSB (which does not form a part of the proxy solicitation material), including the financial statements of the Company for the fiscal year ended June 30, 2001, is enclosed herewith.

The mailing address of the principal executive office of the Company is 81 West Main Street,
Waterbury, CT 06702. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Company on, or about, December
7, 2001.

VOTING SECURITIES

The Company has one class of voting securities outstanding: common stock, par value $.001 per share ("Common Stock"). As of December 7, 2001,
7,364,909 shares of Common Stock were issued and outstanding. At the meet-ing, each shareholder of record as at the close of business on December 7, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

ELECTION OF DIRECTORS

Unless otherwise directed, the person named in the accompanying form of proxy intends to vote at the Annual Meeting for the election of the following named nominees as Directors of the Company who will serve in such capacity until the next Annual
Meeting and/or until their successors are duly qualified and elected.

If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. Set forth below is certain information concerning each nominee for Director of the Company. All of the nominees are currently
Directors of the Company.

Name                          Age              Company Position
Todd M. DeMatteo               44              President, CEO, Director
Conard R. Shelnut              66              Secretary, Director
Robert P. Carroll              67              Director
Dr. Robert H. Engel            64              Director
Stuart M. Robbins              58              Director
Anthony P. Towell              69              Director



Todd M. DeMatteo is a co-founder, the President, Chief Executive Officer, Director of DiaSys Europe
Ltd., and
a Director of the Company. He has been active with the Company since inception. From 1988 to 1991, Mr. DeMatteo was Vice President and General
Manager of Oracle Industries, a private company that manufactured and distributed proprietary medical and industrial laboratory equipment. After returning the company to profitability, Mr. DeMatteo successfully negotiated its acquisition by American Trading And
Product Company of Baltimore, Maryland. For more than five years prior thereto, Mr. DeMatteo held several key management positions with Data Switch
Corporation, a National Market System NASDAQ company, where his most recent title was Vice
President - OEM and Distributor Operations.  Mr.
DeMatteo holds a law degree from Qunnipiac Law
School and is a member
of the bar in the State of Connecticut.

Conard R. Shelnut, Corporate Secretary and a
Director is also co-founder of the Company. After more than 30 years in corporate management positions throughout the United States and Asia, Mr. Shelnut established GPL, Ltd., a consulting firm, which advises United States manufacturers in export management, marketing, and sales for Pacific Asia. Prior to that, Mr. Shelnut served as Vice President of National Sales and Vice President of Asia for T-Bar Inc. (AMEX: TBR), a manufacturer of electronic matrix switches. Mr. Shelnut served as Group Vice President for Korea, Director of
International Marketing, Senior Advanced Program
Manager and other key management positions during more than 20 years with Litton Industries (NYSE:
LIT). As captain in the United States Air Force
Reserve, Mr. Shelnut served as a Navigator in the Strategic Air Command (SAC). He speaks Mandarin
Chinese, and as an electrical engineer, taught avionics in China.

Robert P. Carroll joined the Company's Board of
Directors in February, 1994. He is also a Diredtor of DiaSys Europe Ltd. Mr. Carroll is a senior level management consultant for large-scale computer manufacturers and system integrators.
From 1977 until his retirement in 1998, Mr.
Carroll held several senior management positions with Unisys Corporation (NYSE: UIS) and most recently as Vice President of Federal
Systems. From 1951 to 1977 Mr. Carroll was a member of the United States Air Force assigned to information systems, retiring with the rank of Colonel.

Robert H. Engel, Ph.D. joined the Company's Board of Directors in February, 1994. From 1993 to present, Dr. Engel has been Director of Advanced
Systems Development with Chi Laboratories Inc., a national laboratory consulting firm. From 1977 to 1993, Dr. Engel was employed by Damon Clinical
Laboratories, acquired by
Quest Diagnostics (Quest/SmithKline Beecham
Clinical Laboratories; NYSE: DGX), most recently as the Vice President, Technical Affairs. From
1971 to 1977, Dr. Engel was employed by
Quest/SmithKline Beecham
Clinical Laboratories. From 1968 to 1971, Dr.
Engel was a Senior Marine Biochemist at Batelle
Memorial
Institute (Duxbury, MA); and, from 1962 to 1968 he was a Research Biochemist at Lederle Laboratories, a division of American Cyanmid Inc. (Pearl River,
NY). Dr. Engel holds a Ph.D. in biochemistry from Yale
University.

Stuart M. Robbins joined the Company's Board of Directors in September, 2001. From 1984 to 2000 Mr. Robbins held several key positions with Donald, Lufkin & Jenrette
(DLJ). Mr. Robbins most recent position with DLJ was Managing Director of Global Equities in which he managed their equities business consisting of over 1,500 employees, operating in 24 offices worldwide and serving clients in nearly 50 countries. He was also a member of DLJ's Board of Directors and had previously directed the company's research department. Prior to joining DLJ in 1984, Mr. Robbins held analyst and management positions with Mellon Bank, Parker Hunter, C.S. McKee and Paine Webber. As a former Institutional Investor All-Star Analyst, he was ranked among the nation's top 3 retail analysts for 11 consecutive years. Mr. Robbins research work was widely published and he is well known throughout the institutional investor community.


Anthony P. Towell joined the Company's Board of
Directors in October, 1999 and is also Director of DiaSys Europe Ltd. He is also a director of Windswept Environmental Remediation, Inc.,
GulfWest Oil Company, and Biosign, Inc. Mr. Towell also served on the Board of AmeriData Technologies
Inc. until its sale to General Electric Capital in 1996. Prior to retirement, Mr. Towell held various senior management positions with Royal
Dutch Shell, including that of Managing Director of the Shell Group in Columbia, Vice President of
Shell International Trading Company London, and
Director of Asiatic Petroleum in New York. Mr.
Towell was born in the United Kingdom
and was awarded the Military Cross for his outstanding service in Korea.

Committees of the Board

The Board of Directors has two standing
committees: the Executive Compensation and Stock
Option Committee and the Audit Committee. The members of the Executive Compensation and Stock
Option Committee are Mr.
Carroll (Chairman), Mr. Towell, Dr. Engel and Mr.
Shelnut. The members of the Audit Committee are Mr. Towell (Chairman), Dr. Engel and Mr. Carroll.
The function of the Executive Compensation and Stock Option Committee is to review compensation of the Chief Executive Officer and the executive staff. In addition, the Committee has the authority to grant options under the Company's
Incentive or non-qualified stock option plans. The function of the Audit Committee is to review the Company's policies and practices, especially with regard to financial reporting.


Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.
Management has the primary responsibility for the financial statements and the reporting process. The
Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States of America.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The
Audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit committee received from the independent auditors the written disclosures required by Independence Standards
Board No. 1 (Independence Discussions with Audit
Committees) and discussed with them their independence from the Company and its management.


Fees Paid To Independent Auditors

Audit Fees:
During the fiscal year 2001, the Company paid to Wiss & Company, the Company's independent accountants, an aggregate of $67,000 for the audit of the Company's annual financial statements for the 2001 fiscal year.

All Other Fees:
During the fiscal year 2001, the Company paid Charles
Heaven & Co., an aggregate of $3,000 for professional services rendered to the Company (including tax return preparation work).


Attendance at the Board and Committee Meetings

During the 2001 fiscal year, the Board of Directors held 3 regular meetings and 5 special meetings. The Executive Compensation Committee and the Audit Committee met three times. During such fiscal year, each Director attend-ed 100% of the aggregate of (i) the regular meetings of the Board and (ii) the meeting of the committees of the Board on which such Director served. The attendance record of each Director during the past fiscal year was:

Director             Regular Meetings   Special Meetings   Committee Meetings
Todd M. DeMatteo          100%               100%               100%
Conard R. Shelnut         100%               100%               100%
Robert P. Carroll         100%               100%               100%
Robert H. Engel           100%               100%               100%
Stuart M. Robbins          N/A                N/A                N/A
Anthony P. Towell         100%               100%               100%

Compensation of Directors

Directors are not compensated for attending Board or Committee meetings. They are, however, reimbursed for expenses incurred for attendance.
Each Director, who is not an employee, receives a non-discretionary, annual grant of options to purchase 20,000 shares of the Company's Common
Stock pursuant to either of the Company's Stock
Incentive Plans.

Voting

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and shares held of record by a broker or its nominees that are not voted ("broker non-votes") are each included in the determination of the number of shares present and voting. Abstentions and broker non-votes are not included for purposes of determining whether a proposal has been approved.

EXECUTIVE OFFICERS


Set forth below is certain information concerning the Executive Officers of the Company.

Diane J. Sentner, age 47, the Company's Director of Finance and Administration, Chief Financial
Officer and Assistant Secretary joined the Company on April 9, 2001. From 1995 to 2001 Ms. Sentner was the Controller for Kamatics Corporation, a $50.0M+ division of Kaman. As Controller, she was responsible for all facets of accounting and finance and reported directly to the Division President. For seven years prior thereto, Ms. Sentner held the Manager of Financial Accounting position with Kaman
Aerospace Corporation.  From 1977 to 1988 Ms.
Sentner, held various accounting and financial reporting positons at Textron Lycoming. Ms.
Sentner holds a Bachelor of Science degree in Accounting and an MBA in Finance.

For information with respect to Messrs. DeMatteo and Shelnut who are also executive officers of the Company, see "Election of Directors."






There are no family relationships by, and among, any Director, Executive Officer, or person nominated, or chosen, by the registrant to become a Director or Executive Officer of the Company.


Executive Compensation

The following table sets forth information with respect to the Chief Executive Officer and any employee who received in excess of $100,000 in compensation in any of the prior three years.

Summary Compensation Table

                         Annual Compensation____         Long-Term Compensation
   Name and                                 Other Annual     Number of Shares
Principal Position  Year   Salary    Bonus  Compensation    Underlying Options
Todd M. DeMatteo    2001   $212,500 $80,000    $29,464(2)(3)      50,000(5)
President, CEO      2000   $175,000 $38,113    $20,000(2)        100,000(4)
                    1999   $150,000 $21,365    $     0(1)              0

 (1)  Does not include $40,000 of deferred
compensation accrued, but not paid, as of September 30, 1999.
(2) Represents a performance bonus under the terms of an employee agreement effective January
1, 2000.
(3) Represents a performance bonus under the terms of an employee agreement effective January
1, 2001.
(4)  Represents 50,000 shares under the 1993
Incentive stock option Plan and 50,000 shares under the
      Nonqualified Plan.
(5)  Represents 50,000 shares under the 2000
Incentive Stock option Plan.



  	Stock Option Grants During 2001

The following table sets forth information with respect to grants of options pursuant to the Company's Incentive Stock Option Plans to the named Executive Officers. No stock appreciation rights were granted during such fiscal year.

                        % of Total                        Potential Realizable
              Options     Options    Exercise             Value at Assumed Rate
              Granted    Granted to  or Base                of Stock Price
                 #      Employees in  Price   Expiration     Appreciation
Name                     Fiscal Year  ($/sh)   Date       5%($)      10%($)

T.M.DeMatteo  50,000        9%        $1.20    03/26/11    $37,500    $95,500

D.J.Sentner   20,000        4%        $1.25    04/19/11    $15,800    $39,800

C.R.Shelnut   20,000        4%        $1.50    02/24/11    $18,800    $47,800
              10,000        2%        $1.25    04/19/01    $ 7,900    $19,900



These rates are hypothetical as mandated by the Securities and Exchange Commission, and the Company does not make any representations regarding future appreciation in the market price of the common stock.






Aggregated Option Exercises in Last Fiscal Year and Year-end Option Value

The following table sets forth information with respect to the Named Officers concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year:



                                                         Value of Unexercised
                                   Number of Unexercised in-the-money Options
           Shares Acquired Value   Options at Year-End     at Year-End(1)
Name         On Exercise  Realized(Exercised/Unexercised)(Exercised/Unexercised)
T.M.DeMatteo      0          0             0/150,000             0/(866,300)

D.J.Sentner       0          0             0/20,000              0/(10,000)

C.R.Shelnut       0          0        110,000/60,000         (238,130)/(166,250)

(1) Represents the difference between the closing price of DiaSys Common Stock on June 30, 2001 and the exercise price of the options.


Employment Agreements

The Company has an employment agreement with its President/Chief Executive Office. The Agreement:
(i) is for a one-year term effective January 1, 2001, renewable upon the mutual consent of the parties; (ii) requires that Mr. DeMatteo devote substantially all of his professional time to performing the duties defined in his agreement or as such duties may from time to time be modified by the Company; (iii) contains provisions for termination of Mr. DeMatteo the employee for "Cause" and "Without Cause"; (iv) entitles the employee to participate in any and all employee benefits programs and/or plans sponsored by the Company including, but not limited to, stock option plans, stock bonus plans, profit sharing plans and other such programs as and if adopted;
and, (v) as a condition to employment, requires that the employee: (a) keep in confidence and trust all Proprietary Information of the Company;
(b) will not use or disclose the Proprietary
Information of the Company or anything related to it without the prior written consent of the Company; and, (c) pledge and warrant that during the term of employment with the Company, such employee will not engage in any activity, employment, consultation, or otherwise which directly or indirectly competes with the business of the Company. In addition, in the event that Mr.
DeMatteo is terminated due to an acquisition, merger, or other change in control of the Company, he is entitled to receive severance compensation in an amount equal to two and one-half times (2 1/2) the amount of compensation received in the twelve
(12) month period immediately preceding the effective date of such change. Through the term of the agreement, Mr. DeMatteo's base compensation is fixed at $250,000 per year.

Compliance with Section 16(a) of the Securities
Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors, certain officers and persons holding ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) form that they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended June
30, 2001, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent (10%) beneficial owners have been met except as follows:

On July 26, 2000, Mr. J. Virgil Waggoner reported on Form
13-D that he had acquired 1,145,410 shares of DiaSys
Corporation and therefore owned 18.3% of the Company's outstanding common stock. According to the filing, the stated purpose of ownership was for investment.




In preparation of its annual meeting materials for the fiscal year ended June 30, 2000, the Company learned, and reported, that Mr. Waggoner's position had been increased to 1,415,710, or 22.5%.

On January 15, 2001, Mr. Waggoner notified the Company by telefax and Federal Express that his ownership position of 1,415,710 common shares was reduced to 1,396,910 such shares through the unlawful and/or unauthorized sale of 18,800 shares from his account.

On January 16, 2001, the Company recommended to Mr. Waggoner that he make all appropriate SEC filings.

On September 17, 2001, the Company, asked Mr. Waggoner to provide copies of Forms 3, 4 or 5 and transaction statements with regard to Mr. Waggoner's ownership position in the Company.

On September 21, 2001, Mr. Waggoner, notified the Company that his ownership of DiaSys Corporation had been reduced to 450,000 common shares and that approximately 1,000,000 shares of the Company's stock were stolen from him and subsequently liquidated by persons unaffiliated with Mr. Waggoner during the period of September
1, 2000 through January 29, 2001. Mr. Waggoner also reported that there were/are no reports or transaction statements available.

On December 12, 2001, the Company asked Mr.
Waggoner for clarification of his position; none has been received prior to the printing date of the proxy statement.


PRINCIPAL SHAREHOLDERS

The following tables set forth, as of December 7, 2001, the number of shares beneficially owned:(i) by each person known by the Company to be a beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) by each Director of the Company; and, (iii) by all executive officers and Directors of the Company as a group. Unless otherwise indicated, each of the following persons has sole voting and investment powers with respect to the shares of Common Stock set forth opposite their respective names.

Ownership of common stock by management

The following table gives information concerning the beneficial ownership of Common Stock as of December 7, 2001 by all Directors and each of the executive officers named in the compensation table and all Directors and Executive Officers as a group:

                      Name and Address of
    Title of Class    Beneficial Owners(1)   Ownership(2) Percent of Class
       Common          Todd M. DeMatteo       630,666(3)      8.57%
       Common          Conard R. Shelnut      276,666(4)(5)   3.76%
       Common          Robert H. Engel, Ph.D. 110,000(5)      1.49%
       Common          Robert P. Carroll      110,000(5)      1.49%

       Common          All Directors and
                       Officers as a group
                       (four persons)        1,127,332       15.31%

(1)   c/o the Company, 81 West Main Street,
Waterbury, Connecticut 06702-2115

(2) For the purposes of the above table and the following notes, the Common Stock shown as
    	        "beneficially owned" includes all
securities which pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, may be deemed to be "beneficially owned" including, without limitation, all securities which the
"beneficial owner" has the right to acquire within 60 days, as for example through the exercise of any option, warrant or right, the conversion of convertible securities or pursuant to the power to revoke a trust discretionary account or similar arrangement.


(3)	Includes 166,666 shares of Common Stock owned
by Mr. DeMatteo through PPC, an inactive corporation as shareholder nominee.

(4)	Includes 166,666 shares of Common Stock owned
by Mr. Shelnut through PPC, an inactive
corporation as shareholder nominee.

(5) Includes vested, but unexercised options, to purchase 110,000 shares of Common Stock pursuant to the Company's 1993 Incentive Stock
Option Plan.


Ownership of common stock by certain beneficial owners

The following table sets forth information with respect to the only persons who, to the best knowledge of the Company's management as derived from schedules 13D and 13G, beneficially owned more than five percent of the Common Stock as of December 7, 2001:

                     Name and Address of
     Title of Class   Beneficial Owners      Ownership    Percent Of Class
        Common         Andrew Cohen            673,448         9.14%
        Common         J. Virgil Waggoner      450,000(1)      6.11%


		(1) See "Compliance with Section 16(a) of the
Securities Exchange Act of 1934" section (paragraphs
3 through 9).


RESOLUTION TO RATIFY WISS & COMPANY LLP AS THE
COMPANY'S INDEPENDENT AUDITORS

The Board of Directors has selected Wiss & Company
LLP, as the Company's independent auditors for the fiscal year ending June 30, 2002. Representatives of Wiss & Company LLP are not expected to be present at the Annual Meeting of shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
RATIFICATION OF THE APPOINTMENT.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange
Commission permit all shareholders of the Company, after appropriate notice to the Company, to present proposals for shareholder action in the Company's Proxy Statement if such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange

Commission. The Company's 2002 Annual Meeting of
Shareholders is expected to be held on or about
February
1, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about
December 7, 2002. Shareholder proposals, prepared in accordance with the proxy rules, must be received by the Company on, or before, June 25, 2002.


OTHER PROPOSALS

The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.







COSTS AND METHOD OF SOLICITATIONS

Solicitations of proxies will be made by preparing and mailing the Notice of Annual Meeting, Proxy and Proxy Statement to shareholders of record as of the close of business on December 7, 2001. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual
Meeting, Proxy and Proxy Statement, and the payment of charges incurred by brokerage houses and other custodians, nominees, and fiduciaries for forwarding documents to shareholders. In certain instances, officers of the Company may make special solicitations and proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the annual meeting.

It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your proxy in the enclosed envelope as promptly as possible.


By Order of the Board of Directors


Conard R. Shelnut, Secretary